                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY



                       AMENDMENT TO AMENDED AND RESTATED
                        POOLING AND SERVICING AGREEMENT


     THIS AMENDMENT TO AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of September 24, 1997 (this "Amendment") is entered into by and between
                                      ---------
PEOPLE'S BANK, as Seller and Servicer (as defined in the Existing Pooling and Servicing Agreement referenced below), and BANKERS TRUST COMPANY, as trustee ("Trustee").
---------

                                R E C I T A L S
                                ---------------

     WHEREAS, People's Bank, as Seller and Servicer, and the Trustee have entered into an Amended and Restated Pooling and Servicing Agreement dated as of March 18, 1997 (as heretofore amended, supplemented or otherwise modified, the "Existing Pooling and Servicing Agreement");
-----------------------------------------

     WHEREAS, People's Bank, as Seller and Servicer, and the Trustee desire to amend the Existing Pooling and Servicing Agreement in the manner set forth in this Amendment;

     NOW THEREFORE, in consideration of the foregoing and of the mutual agreements herein contained, the Existing Pooling and Servicing Agreement is hereby amended as follows and each party hereto agrees as follows for the benefit of the other parties and the Certificateholders:


                                   ARTICLE I.

                                  DEFINITIONS

     SECTION 1.1.  Terms Defined in Section 1.1 to the Existing Pooling and
                   --------------------------------------------------------
Servicing Agreement.  As used herein, unless otherwise defined herein,
-------------------
capitalized terms defined in Section 1.1 to the Existing Pooling and Servicing
                             -----------
Agreement have the respective meanings set forth in such Section 1.1, as amended
                                                         -----------
on the date hereof and as such Section 1.1 may be further amended, supplemented
                               -----------
or otherwise modified from time to time in accordance with the Pooling and Servicing Agreement (as defined below).

     SECTION 1.2.  References to this Amendment.  The words "hereof", "herein"
                   ----------------------------
and "hereunder" and words of similar import when used in this Amendment (excluding the Exhibits hereto) refer to this Amendment as a whole and not to any particular provision of this Amendment. Unless otherwise specified, references in this Amendment to any Article, Section or Exhibit are references to such Article, Section or Exhibit of this Amendment, and references in any Article, Section or definition to any subsection or clause are references to such subsection or clause of such Article, Section or definition.


                                  ARTICLE II.

                               AMENDMENTS TO THE
                        POOLING AND SERVICING AGREEMENT

     Effective on and as of the Effective Date, the Existing Pooling and Servicing Agreement is hereby amended in accordance with this Article II (the
                                                              ----------
Existing Pooling and Servicing Agreement as so amended, and as the same may be further amended, supplemented or otherwise modified from time to time, being the "Pooling and Servicing Agreement").
 -------------------------------

     SECTION 2.1.  Amendments to the Defined Term "Recoveries".
                   -------------------------------------------

          (a) The defined term "Recoveries" is hereby amended by:
                                ----------

               (i) deleting the word "amounts" contained in the first line thereof and inserting the word "payments" in place thereof, and

               (ii) inserting the words "from Accounts which, prior to being charged-off, were included" immediately following the phrase "with respect to charged-off credit card receivables" contained in the second line thereof.

     SECTION 2.2.  Amendments to Article II.
                   ------------------------

          (a)  Section 2.4(a)(ii)(B)(vi) of the Existing Pooling and Servicing
               -------------------------
     Agreement is hereby amended by:

                    (i) deleting the word "Recoveries," immediately following
               the phrase "and which will be enforceable with respect to such Receivables hereafter created, the proceeds thereof," contained therein, and

                    (ii) inserting the words "Recoveries and" immediately
               following the words "funds deposited in a Series Account and" contained therein.

          (b)  Section 2.5(l) of the Existing Pooling and Servicing Agreement is
               --------------
     hereby amended by:

                     (i) inserting the words "with respect to the Accounts"
               immediately following the phrase "the Seller shall notify the Servicer of the amount of Recoveries" contained in the second and third lines thereof, and

                    (ii) deleting the words ", which shall be equal to the
               product of (y) the total amount of Recoveries received by the Seller in the preceding Monthly Period, and (z) a fraction, the numerator of which is the Aggregate Principal Receivables and the denominator of which is the aggregate principal amount of the credit card receivables owned by the Seller with respect to such Monthly Period" contained in the fifth through eleventh lines thereof.

          (c)  Section 2.6(g)(iv)(x)(F) of the Existing Pooling and Servicing
               ------------------------
     Agreement is hereby amended by:

                    (i) inserting the words "and such Receivables, monies,
               proceeds, funds deposited and" immediately following the phrase "Interchange allocated to the Trust pursuant to subsection 2.5(k)
                                                               -----------------
               and proceeds thereof," contained therein, and

                    (ii) deleting the words "(other than the Trustee and the
               Certificateholders)" immediately preceding the phrase "free and clear of any Lien of any Person" contained therein, and reinserting the same words immediately following such phrase.

          (d)  Section 2.8(d)(iii) of the Existing Pooling and Servicing
               -------------------
     Agreement is hereby amended by inserting the words "occurring after December 31, 1997" immediately following the phrase "from each Rating Agency on or prior to such Expired Accounts Removal Date" contained in the fourth and fifth lines therein.

     SECTION 2.3.  Amendments to Exhibit B.
                   -----------------------

          (a)  Section 4(a)(v) of Exhibit B to the Existing Pooling and
               ---------------
     Servicing Agreement is hereby amended to read in its entirety as "Recoveries relating to such Receivables and".

          (b)  Section 5(v) of such Exhibit B is hereby amended to read in its
               ------------
     entirety as "Recoveries relating to such Receivables and".

          (c)  Section 6(e)(i) of such Exhibit B is hereby amended by:
               ---------------

                    (i) inserting the word "the" immediately following the
               phrase "and such Receivables and any proceeds thereof and" contained in the eighth and ninth lines thereof,

                    (ii) deleting the words "allocable to the Trust and the"
               contained in the ninth line thereof and inserting the word "and" in place thereof, and

                    (iii) deleting the words "Section 2.5(k)" immediately
               following the phrase "relating to such Receivables pursuant to" contained in the tenth line thereof and inserting the words "Sections 2.5(k) and 2.5(l)" in place thereof.

          (d)  Section 6(e)(ii) of such Exhibit B is hereby amended by:
               ----------------

                    (i) inserting the word "and" immediately preceding the
               phrase "Recoveries allocable to the Trust" contained therein,

                    (ii) deleting the words "allocable to the Trust" immediately preceding the phrase "and Interchange with respect to such Receivables" contained therein, and

                    (iii) deleting the words "subsection 2.5(k)" contained
               therein and inserting the words "subsections 2.5(k) and 2.5(l)" in place thereof.

          (e)  Section 6(e)(iii) of such Exhibit B is hereby amended by:
               -----------------

                    (i) inserting the word "and" immediately following the
               phrase "Insurance Proceeds relating to such Receivables," contained therein,

                    (ii) deleting the words "allocable to the Trust" immediately preceding the phrase "and Interchange with respect to such Receivables pursuant to" contained therein, and

                    (iii) deleting the words "subsection 2.5(k)" contained
               therein and inserting the words "subsections 2.5(k) and 2.5(l)" in place thereof.


                                  ARTICLE III.

                              CONDITIONS PRECEDENT

     SECTION 3.1.  Conditions Precedent to Effectiveness of Amendments.  The
                   ---------------------------------------------------
amendments provided in Article II shall become effective on the date (the
                       ----------
"Effective Date") on which People's Bank, as Servicer and Seller, and the
---------------
Trustee shall have received counterparts of this Amendment executed by each party hereto.

                                  ARTICLE IV.

                                 MISCELLANEOUS

     SECTION 4.1.  Effect of Amendment; Limited Waiver.  Except as expressly
                   -----------------------------------
amended and modified by this Amendment, the Existing Pooling and Servicing Agreement and all rights and remedies of the parties thereunder are and shall continue to be in full force and effect in accordance with the terms thereof, and the same is hereby ratified and confirmed in all such respects by the parties hereto. The amendment set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Pooling and Servicing Agreement. All references in the Pooling and Servicing Agreement to the "Amended and Restated Pooling and Servicing Agreement," the "Pooling and Servicing Agreement," "this Agreement" and "herein" shall be deemed from and after the date hereof to be a reference to the Pooling and Servicing Agreement as amended by this Amendment, and as the same may be hereafter further amended, amended and restated, supplemented or otherwise modified from time to time.

     SECTION 4.2.  Binding Effect.  This Amendment shall be binding upon and
                   --------------
inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 4.3.  Heading.  The various headings in this Amendment are included
                   -------
for convenience only and shall not affect the meaning or interpretation of any provision of this Amendment.

     SECTION 4.4.  Counterparts.  This Amendment may be executed in any number
                   ------------
of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     SECTION 4.5.  Governing Law.  This Amendment shall be governed by, and
                   -------------
construed in accordance with, the internal laws of the State of New York and construed without regard to any otherwise applicable principles of conflicts of law.


                 [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the respective officers thereunto duly authorized as of the date first above written.

                            PEOPLE'S BANK, as Seller and
                            Servicer


                            By:
                               -------------------------------
                               Name:
                               Title:


                            BANKERS TRUST COMPANY,
                              not in its individual capacity
                              but solely as Trustee


                            By:
                               -------------------------------
                               Name:
                               Title: